Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our reports dated
December 19, 2008, with respect to the consolidated financial statements and schedule of The Valspar Corporation and subsidiaries and the effectiveness of internal control over financial reporting of The Valspar Corporation and subsidiaries, included in this Annual Report (Form 10-K) for the year ended October 31, 2008.

Registration Statement Form S-3 Nos. 333-56658 and 333–142058; Form S-8 Nos. 33-51224 and 33-51226 pertaining to The Valspar Stock Ownership Trusts; Form S-8 Nos. 333-133388, 33-39258, 333-29979, 333-87385, 333-46865, 333-67668, and 333-105971 pertaining to The Valspar Corporation 1991 Stock Option Plan; Form S-8 Nos. 33-51222 and 333-46865 pertaining to The Valspar Profit Sharing Retirement Plan; Form S-8 Nos. 33-53824 and 333-01319 pertaining to The Valspar Corporation Key Employee Annual Bonus Plan; Form S-8 Nos. 333-129135 and 333-46865 pertaining to The Valspar Corporation Stock Option Plan for Non-Employee Directors; and Form S-8 No. 333-67668 pertaining to The Valspar Corporation 2001 Stock Incentive Plan.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
December 19, 2008

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